UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

    Hypercom Corporation (“Hypercom”) previously announced that it had entered into an Agreement and Plan of Merger, dated November 17, 2010 (as it may be amended from time to time, the “Merger Agreement”), with VeriFone Systems, Inc., a Delaware corporation (“VeriFone”), and Honey Acquisition Co, Inc., a Delaware corporation and a direct wholly-owned subsidiary of VeriFone (“Merger Sub”), under which Hypercom will be merged with and into Merger Sub (the “Merger”), with Merger Sub continuing after the Merger as the surviving corporation and wholly-owned subsidiary of VeriFone.  The Merger was approved by Hypercom’s stockholders on February 24, 2011.

    In connection with the proposed Merger, on April 1, 2011, Hypercom entered into a Stock and Asset Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”), with VeriFone and Ingenico S.A., a société anonyme (“Ingenico”), pursuant to which Hypercom will sell to Ingenico, or one or more of its subsidiaries, certain assets and liabilities of Hypercom’s U.S. payment terminal business, including the equity interests in Hypercom’s subsidiary, Netset Americas Centro Servicio, S. de R.L. de C.V. (the “U.S. Divestiture”).

    As consideration for the U.S. Divestiture, Ingenico will pay Hypercom a purchase price of $54,000,000 in cash, subject to certain adjustments pursuant to the terms of the Purchase Agreement.  The U.S. Divestiture has been approved by the boards of directors of Hypercom and Ingenico and is not subject to stockholder approval.  The U.S. Divestiture is subject to certain closing conditions and the Purchase Agreement contains certain termination rights for both Hypercom and Ingenico.  The U.S. Divestiture will occur immediately prior to the Merger.

    Pursuant to the Purchase Agreement, Ingenico has agreed, if the closing of the U.S. Divestiture occurs, to use commercially reasonable efforts (i) to fulfill any Hypercom customer agreements or purchase orders exclusively related to the U.S. business entered into in the ordinary course of business, unless the customer agrees otherwise, (ii) to the extent requested by the applicable customer, to provide warranty service, repair and maintenance on products exclusively related to the U.S. business as required by contracts entered into in the ordinary course of business consistent with the U.S. business’ current business practices, at service levels consistent with the U.S. business’ current business practices, and (iii) to the extent requested by the applicable customer, to continue to support software applications, including the provision of bug fixes and updates, at service levels consistent with the U.S. business’ current business practices; in each case in (i)-(iii) to the extent required by Hypercom customer contracts assumed by Ingenico or any customer contracts with multi-national customers entered into by Ingenico in accordance with certain terms of the Purchase Agreement.  In addition, the Purchase Agreement provides that Ingenico intends to support certain Hypercom products and related software that are part of the U.S. Divestiture after the closing, including maintaining repair and maintenance services and providing software bug fixes and updates in order to ensure the continuity of such products.

    Pursuant to the Purchase Agreement, Hypercom has agreed generally, but with some enumerated exceptions and additional specified restrictions, to carry on its U.S. business in the ordinary course during the period from the date of the Purchase Agreement to the completion of the U.S. Divestiture.

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    The Purchase Agreement may be terminated prior to the closing of the U.S. Divestiture by (i) written agreement of Hypercom and Ingenico, (ii) either Hypercom or Ingenico if the U.S. Divestiture has not closed by November 30, 2011 or if a permanent injunction or other order (including a temporary restraining in favor of the Federal Trade Commission or the Department of Justice) prohibiting the closing has been issued by a governmental entity, (iii) either Hypercom or Ingenico on June 15, 2011 if there is a pending or open governmental antitrust investigation on such date, (iv) either Hypercom or Ingenico by giving written notice to the other party if the Merger Agreement is terminated, or (v) Hypercom or Ingenico if there has been a material violation or breach by the other party of any covenant, representation or warranty contained in the Agreement that would cause the failure of any condition to closing of the non-breaching party (provided that if such breach is curable, then for so long as the breaching party exercises reasonable best efforts to cure such breach, the non-breaching party may not terminate the Agreement pursuant to this clause).

    The closing of the U.S. Divestiture is subject to certain conditions, including (i) the accuracy of representations and warranties of the parties and the fulfillment of the parties’ obligations under the Agreement, (ii) the execution and delivery of certain ancillary agreements, (iii) that there has been no material adverse effect on the financial condition, assets, liabilities or results of operation of the U.S. business or the ability of either Hypercom or VeriFone to perform their respective obligations under the Purchase Agreement, (iv) the satisfaction or waiver of the conditions under the Merger Agreement and notice from VeriFone that, subject only to the closing of the U.S. Divestiture, it is prepared to consummate the Merger, (v) that there are no injunctions prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and (vi) that there are no pending governmental competition investigations (provided that this condition terminates following June 15, 2011).

    The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Purchase Agreement.

Item 7.01.  Regulation FD Disclosure.

    On April 4, 2011, VeriFone and Hypercom issued a press release announcing execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

    In accordance with General Instruction B.2 on Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits

99.1 — Press Release, dated April 4, 2011.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: April 4, 2011                                                                /s/ Douglas J. Reich
Douglas J. Reich
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

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EXHIBIT INDEX

99.1 — Press Release, dated April 4, 2011.